DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0917742006-6
Document Number:
20060805877-93

Date Filed:
12/15/2006 12:10:48 PM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Strategic Resources Ltd.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Name: National Registered Agents, Inc. of NV Street Address: 1000 East William St., Suite 204 City: Carson City Nevada Zip Code: 89701 Optional Mailing Address City State Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 1000 Par value: $ .001 Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Name: John Anderson Street Address: 3106 West 5th Avenue City: Vancouver State: BC Zip Code: U6K 1V2 2. Name Street Address City State Zip Code 3. Name Street Address City State Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	Name: LuAnn Chu Signature Address: 2030 Main Street, Suite 1030 City: Irvine State: CA Zip Code: 92614
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company Date: 12/13/2006

Paul J. Hagan, Assistant Secretary

This form must be accompanied by appropriate fees.